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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-184533

Subject to completion, dated January 6, 2014

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus supplement to Prospectus dated November 7, 2012

2,300,000 shares

Common stock

We are offering up to 2,300,000 shares of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol "VRTU." The last reported sale price of our common stock on the Nasdaq Global Select Market on January 3, 2014 was $36.71 per share.

		Per share		Total

Public offering price	$		$
Underwriting discount and commission(1)	$		$
Proceeds to Virtusa Corporation, before expenses	$		$

(1)    See "Underwriting."

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 345,000 shares of our common stock at the public offering price, less underwriting discounts and commissions.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about January      , 2014.

J.P. Morgan

William Blair	Needham & Company	Janney Montgomery Scott

January      , 2014

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free-writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date.

About this prospectus supplement

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. This document has two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. This prospectus supplement updates information in the prospectus dated November 7, 2012. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes information contained in the prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference important information. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where you can find more information" and "Incorporation of information filed with the SEC."

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus, in any other prospectus supplement and in any free writing prospectus filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different or additional information. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent that any statement that we make in this prospectus supplement differs from or is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to the "Virtusa," "we," "us," "our" and the "Company" refer to Virtusa Corporation, and include its consolidated subsidiaries where the context so requires.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Special note regarding forward-looking statements

This prospectus supplement contains statements that could be construed as forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates," or other comparable terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financial results, any statements of the plans, strategies and objectives of management for future operations, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. Forward-looking statements involve inherent risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include but are not limited to:

•
our dependence on a limited number of clients
•
our ability to expand our business or effectively manage growth
•
our ability to successfully consummate and integrate strategic acquisitions
•
restrictions on immigration
•
increasing competition in the IT services outsourcing industry
•
our ability to hire and retain enough sufficiently trained IT professionals to support our operations
•
quarterly fluctuations in our earnings
•
our ability to attract and retain clients and meet their expectations
•
negative public reaction in the United States or the United Kingdom to offshore IT outsourcing
•
our ability to sustain profitability or maintain profitable engagements
•
technological innovation
•
our ability to effectively manage our facility, infrastructure and capacity needs
•
regulatory, legislative and judicial developments in our operations areas
•
political or economic instability in India, Sri Lanka or other geographies where we maintain operations
•
telecommunications or technology disruptions
•
worldwide economic and business conditions

These factors and other risks and uncertainties are discussed elsewhere in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus supplement under "Risk factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and similar headings. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans, objectives or projected financial results referred to in any of the forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances occurring after the date of this report, except as required by law. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading "Risk factors" in this prospectus supplement beginning on page S-7 and "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus, as well as the financial statements and other information in our filings with the SEC which have been incorporated by reference in this prospectus supplement and accompanying prospectus, when making an investment decision.

About Virtusa Corporation

Virtusa Corporation is a global information technology services company. We use an enhanced global delivery model to provide end-to-end information technology ("IT") services to Global 2000 companies. These services, which include IT and business consulting, technology implementation, application support and maintenance, development, systems integration and managed services, leverage our unique platforming methodology that transforms our clients' businesses through IT rationalization. Our services enable our clients to accelerate business outcomes by consolidating, rationalizing, and modernizing our clients' core customer-facing processes into one or more core systems. We deliver cost-effective solutions through a global delivery model, applying advanced methods such as Agile, an industry standard technique designed to accelerate application development, and our consulting methodology, Accelerated Solution Design ("ASD"), which is a collaborative decision-making and design process that ensures our solutions meet the clients' specifications and requirements. We have targeted our solution offerings to help our clients improve the efficiency of running their business and to enable them to grow their business.

We combine our deep industry expertise with IT consulting and outsourcing services to deliver targeted and unique transformational solutions that allow our clients to run their business more efficiently. These solutions are targeted toward meeting increasing compliance and regulatory requirements, automating consumer and employee facing processes, improving data integrity and finance operations and improving business efficacy through automation. Additionally, our deep expertise in core technology services and software platforming allows us to consolidate and rationalize our clients' IT applications and thereby reduce overall costs, accelerate time-to-market and improve their end consumer experience. We combine industry specialization with our core services to deliver high-impact solutions in critical business functions that help our clients transform their business performance and accelerate business outcomes in the markets in which they operate.

We use our broad expertise in emerging technology areas like mobile, social, cloud and big data, to provide targeted IT solution offerings that enable our clients to deliver a distinctive "millennial" experience to their customers and employees. Millennial is a term we use to describe the generation of people born after 1984. This generation, which is rapidly becoming the mainstay of consumer buying as well as employee populations, has grown up in an environment guided by social media, mobility and demand for products and services anytime, anywhere and on their device of choice. Through our tailored IT solutions we believe our clients can provide a distinctive millennial experience allowing them to capture a larger client base comprised of millennials and a superset of digital consumers, thereby expanding their addressable market and growing their revenue.

We deliver our services using our enhanced global delivery model which leverages a highly efficient onsite-to-offshore service delivery mix and proprietary tools and processes to manage and accelerate delivery, foster innovation and promote continual improvement. Our global service delivery teams work seamlessly at our client locations and at our global delivery centers in India, Sri Lanka and Hungary to provide value-added services rapidly and cost-effectively. Our teams do this by using our enhanced global delivery model, which we manage to a targeted 25% to 75% onsite-to-offshore service delivery mix, although such delivery mix may be impacted by several factors, including our new and existing client delivery requirements as well as the impact of any acquisitions.

We apply our innovative platforming approach across all of our services. Through our platforming approach, we help our clients combine common business processes and rules, technology frameworks and data into reusable application platforms that can be leveraged across the enterprise to build, enhance and maintain existing and future applications. Our platforming approach enables our clients to continually improve their software platforms and applications in response to changing business needs and evolving technologies, while also allowing them to improve business agility, realize long-term and ongoing cost savings and improve their return on investment. Our platforming methodology also reduces the effort and cost required to develop and maintain IT applications by streamlining and consolidating our clients' applications on an ongoing basis. We believe that our solutions provide our clients with the consultative and high-value services associated with large consulting and systems integration firms, the cost-effectiveness associated with offshore IT outsourcing firms and the ongoing benefits of our innovative platforming approach.

Headquartered in Massachusetts, we have offices in the United States, the United Kingdom, Sweden, Germany, Austria, and Singapore and global delivery centers in Hyderabad, Chennai, Bangalore and Pune, India, Colombo, Sri Lanka, Budapest, Hungary, Kuala Lumpur, Malaysia and Manila, Philippines. At September 30, 2013, we had 7,111 employees, or team members.

Recent developments

On January 2, 2014, we acquired all the outstanding shares of TradeTech Consulting Scandinavia AB and its subsidiaries ("TradeTech"), headquartered in Stockholm, Sweden, for approximately $20.0 million in cash, as well as up to approximately $4.0 million in earn-out consideration upon TradeTech's achievement of certain revenue and profit milestones for calendar year 2014. Pursuant to the terms of the share purchase agreement, we also agreed to issue an aggregate of up to $2.0 million in deferred restricted stock under our 2007 Stock Option and Incentive Plan, not to exceed an aggregate of 65,000 shares, to certain TradeTech employees. These deferred restricted stock awards will vest annually over a five year period. TradeTech is a leading consulting and IT services provider specializing in treasury and asset management for major financial institutions and multi-national corporations in the Nordic countries.

The acquisition expands our leading position within the banking, financial services and insurance industries by increasing our asset management and treasury services domain and technology expertise. The acquisition also extends our presence within Europe, expanding our global footprint into the Nordic countries, a large and growing IT services market primed for increasing its use of outsourcing. With 60 team members, TradeTech's core strengths include technology consulting, regulatory and compliance, implementation of global asset management and treasury platforms, and managed services. TradeTech clients will continue to benefit from local operational support following the acquisition, and will also now have access to our global delivery model and broader services capabilities. With the addition of TradeTech, we plan to leverage these complementary capabilities across our client base globally, enabling us to offer a broader set of services to existing and new clients.

The acquisition was funded by us through a new $25.0 million secured revolving credit facility with JP Morgan Chase Bank, N.A. Interest under this credit facility accrues at a rate between LIBOR plus 1.5% and LIBOR plus 1.75% based on the Company's ratio of indebtedness to Adjusted EBITDA. Based on this ratio, the current interest rate under the Credit Facility is 1.6875%. The term of the credit facility is five years, ending December 31, 2018. The credit facility has certain financial covenants pertaining to a Funded Debt to Adjusted EBITDA Ratio and a Minimum Fixed Charge Coverage Ratio. This facility replaces our existing $3.0 million line of credit with JP Morgan Chase Bank, N.A. The Credit Facility is secured by substantially all of our assets, including all intellectual property and all securities in our domestic subsidiaries (other than certain domestic subsidiaries where substantially all of the assets of such subsidiaries are equity in our foreign subsidiaries).

Corporate information

We were originally incorporated in Massachusetts in November 1996 as Technology Providers, Inc. We reincorporated in Delaware as eRunway, Inc. in May 2000 and subsequently changed our name to Virtusa Corporation in April 2002. Our principal executive offices are located at 2000 West Park Drive, Westborough, Massachusetts 01581, and our telephone number at this location is (508) 389-7300. Our website address is www.virtusa.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or accompanying prospectus and is not part of this prospectus supplement or accompanying prospectus.

The offering

Common stock outstanding before this offering	26,535,390 shares
Common stock offered by us	2,300,000 shares
Underwriters' option to purchase additional shares	345,000 shares
Common stock outstanding after this offering	28,835,390 shares (29,180,390 shares if the underwriters exercise their option in full)
Use of proceeds	We expect to use a portion of the net proceeds from the offering to repay outstanding borrowings of $20 million under our new revolving credit facility. We intend to use the remaining net proceeds for general corporate purposes, which may include, among other things, financing of possible acquisitions, working capital and/or capital expenditures, including facilities expansion.
Conflicts of Interest	We will use more than 5% of the net proceeds from the sale of the common stock to repay indebtedness under our new revolving credit facility entered into to fund the acquisition of TradeTech which is owed by us to an affiliate of J.P. Morgan Securities LLC. J.P. Morgan Securities LLC is deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. In accordance with Rule 5121, J.P. Morgan Securities LLC, who will receive more than 5% of the net proceeds from this offering, will not sell shares of our common stock to a discretionary account without receiving the written approval from the account holder.
Risk factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Nasdaq Global Select Market symbol	VRTU

Unless otherwise indicated, all information in this prospectus supplement relating to outstanding shares of our common stock is as of January 3, 2014 and includes 822,457 outstanding shares of unvested restricted common stock issued under our 2007 stock option and incentive plan as of that date. In this prospectus supplement, references to the number of shares of common stock outstanding excludes as of January 3, 2014:

•
1,207,596 shares of our common stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $11.63 per share; and

•
1,835,954 shares of our common stock available for future grant or issuance pursuant to our stock plans.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional securities.

Risk factors

Investing in our common stock involves risk. You should carefully consider the specific risks discussed in this prospectus supplement and the accompanying prospectus, together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and our other filings with the SEC, incorporated by reference herein. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks relating to this offering and our common stock

Our stock price may be volatile and you may lose all or part of your investment.

The market price of our common stock could fluctuate significantly, in which case you may not be able to resell your shares at or above your purchase price. The market price of our common stock may fluctuate based on a number of factors in addition to those listed in this prospectus supplement, including:

•
actual or anticipated variations in our quarterly operating results or the quarterly financial results of companies perceived to be similar to us

•
deterioration and decline in general economic, industry and/or market conditions

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announcements of technological innovations or new services by us or our competitors

•
changes in estimates of our financial results or recommendations by market analysts

•
announcements by us or our competitors of significant projects, contracts, acquisitions, strategic alliances or joint ventures

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt

•
regulatory developments in the United States, the United Kingdom, India, Sri Lanka or other countries in which we operate or have clients

•
litigation involving our company, our general industry or both

•
additions or departures of key team members

•
investors' general perception of us

•
changes in the market valuations of other IT service providers

•
other developments affecting us, our industry or our competitors

In addition, the stock market in general has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and these fluctuations could materially reduce our stock price.

We do not intend to pay dividends in the foreseeable future, and we may be unable to pay dividends.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent on then-existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, including restrictions under our credit facility, business prospects and other factors that our board of directors considers relevant. In addition, our ability to pay dividends is constrained by our holding company structure, under which we are dependent on our subsidiaries for payments. For the foregoing reasons, you will not be able to rely on dividends to receive a return on your investment, and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which you have purchased our shares.

Provisions in our charter documents and under Delaware law may prevent or delay a change of control of us and could also limit the market price of our common stock.

Our amended and restated certificate of incorporation and by-laws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

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a classified board of directors

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limitations on the removal of directors

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advance notice requirements for stockholder proposals and nominations

•
the inability of stockholders to act by written consent or to call special meetings

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provisions requiring a 75% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws

•
the ability of our board of directors to make, alter or repeal our by-laws

•
elimination of the right of our stockholders to act by written consent

Additionally, because we are incorporated in Delaware, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied. These provisions of our amended and restated certificate of incorporation, by-laws and Delaware law could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our stock.

Future sales of shares could cause our stock price to decline.

Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could cause the market price of our common stock to decline. In addition, our common stock may experience increased volatility in the periods occurring near this offering. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at time and at a price we deem appropriate. In connection with this offering, we and our directors and officers have entered into lock-up agreements for a period of 90 days following this offering. We and our directors and officers may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of J.P. Morgan Securities LLC. See "Underwriting." Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock. In addition, during the lock-up period and thereafter, sales of shares held by our directors and officers are permitted under trading plans, as in effect as of the date of the applicable lock-up agreement, established pursuant to Rule 10b5-1 of the Exchange Act.

Because we will have broad discretion in using the net proceeds of this offering, the benefits from our use of the proceeds may not meet investors' expectations.

Our management will have broad discretion over the allocation of the net proceeds from this offering as well as over the timing of their expenditure without stockholder approval. We have not yet determined the specific uses for the balance of the net proceeds to be used for working capital and other general corporate purposes, including possible acquisitions of complementary technologies or businesses. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. Our failure to apply these proceeds effectively could cause our business to suffer. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If equity research analysts cease to publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Use of proceeds

We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $              (or approximately $              if the underwriters exercise their option to purchase additional shares in full), after deducting expenses and underwriting discounts and commissions.

We expect to use a portion of the net proceeds from the offering to repay outstanding borrowings of $20 million under our new revolving credit facility. The borrowings under the revolving credit facility were used to fund the acquisition of TradeTech. Following such repayment, the revolving credit facility will remain in effect with available borrowings of up to $25 million. The revolving credit facility bears interest accrues at a rate between LIBOR plus 1.5% and LIBOR plus 1.75% based on our ratio of indebtedness to Adjusted EBITDA, currently 1.6875%, and will mature on December 31, 2018.

We intend to use the remaining net proceeds to us from this offering for general corporate purposes, which may include, among other things, financing of possible acquisitions, working capital and/or capital expenditures, including facilities expansion.

Price range of common stock

Our common stock trades on the Nasdaq Global Select Market under the symbol "VRTU." The following table sets forth the high and low sales prices per share of our common stock, as reported by the Nasdaq Global Select Market, for the periods indicated.

Period	High	Low

2011
First Quarter	$21.11	$16.75
Second Quarter	21.79	12.31
Third Quarter	16.95	11.87
Fourth Quarter	17.41	14.20
2012
First Quarter	$17.57	$11.41
Second Quarter	18.61	11.23
Third Quarter	18.63	14.40
Fourth Quarter	24.63	15.93
2013
First Quarter	$26.39	$21.29
Second Quarter	30.70	22.16
Third Quarter	38.49	25.60
Fourth Quarter (to January 3, 2014)	38.05	36.64

The closing sale price of our common stock, as reported by the Nasdaq Global Select Market on January 3, 2014, was $36.71 per share. As of January 3, 2014, there were approximately 178 holders of record of our common stock.

Dividend policy

We have never declared or paid any cash dividends on our capital stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. We intend to permanently reinvest our foreign earnings. Our credit facility with a bank could restrict our ability to declare or make any dividends or similar distributions.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013 on an actual basis and as adjusted to give effect to this offering and the use of net proceeds thereof.

This table should be read in conjunction with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, incorporated by reference herein.

	As of September 30, 2013
(in thousands, except share and per share amounts)	Actual	As adjusted

Cash and cash equivalents	64,939
Short-term borrowings(1)	—	—
Capital lease obligations (less current portion)	31	31
Stockholders' equity:
Undesignated preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 120,000,000 shares authorized; 27,462,421 shares issued and 25,605,718 shares outstanding, actual; 29,762,421 shares issued and 27,905,718 shares outstanding, as adjusted(2)	275
Treasury stock, 1,856,703 shared, at cost	(9,652)	(9,652)
Additional paid-in capital	177,187
Retained earnings	122,247	122,247
Accumulated other comprehensive income (loss)	(38,788)	(38,788)
Total stockholders' equity	251,269
Total capitalization	251,300

(1)    On December 31, 2013, we secured a new $25.0 million revolving credit facility to fund the TradeTech acquisition, of which $20.0 million was outstanding as of December 31, 2013. As adjusted short-term borrowings reflects the repayment of the $20.0 million in borrowings.

(2)    As of September 30, 2013, the number of issued and outstanding shares of common stock, on an actual and as adjusted basis, excludes 868,795 outstanding shares of unvested restricted common stock issued under our 2007 stock option and incentive plan.

Description of capital stock

General

The total amount of our authorized capital stock consists of 120,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. The discussion herein describes our capital stock, seventh amended and restated certificate of incorporation and amended and restated by-laws currently in effect. The following summary of certain provisions of our capital stock describes certain material provisions of, but does not purport to be complete and is subject to and qualified in its entirety by, our seventh amended and restated certificate of incorporation and amended and restated by-laws and to the applicable provisions of the Delaware General Corporation Law. We refer in this section to our seventh amended and restated certificate of incorporation as our certificate of incorporation and we refer to our amended and restated by-laws as our by-laws.

Common stock

As of January 3, 2014, there were 26,535,390 shares of our common stock outstanding and held of record by 178 stockholders.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Certain anti-takeover provisions of our certificate of incorporation and by-laws," a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Preferred stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock. Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders. We have no current plans to issue any shares of preferred stock.

Registration rights

We entered into a fourth amended and restated registration rights agreement, dated as of March 29, 2007, with our founders, certain members of our management and other stockholders. Under our registration rights agreement, certain of our officers and directors and their affiliates continue to hold certain "demand" registration rights, "piggyback" registration rights (meaning holders may request that their shares be covered by a registration statement that we are otherwise filing) and S-3 registration rights for so long as they hold registrable securities that may not be freely resold by them pursuant to Rule 144. In particular, these holders consist of our Chairman and Chief Executive Officer, Kris Canekeratne, and two of our directors, Rowland T. Moriarty and Martin Trust. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right not to effect a requested registration within 90 days following any offering of our securities, including this offering.

Demand registration rights.    The holders of up to 2,423,394 shares of common stock, subject to certain exceptions, are entitled to certain demand registration rights, upon the request of holders of a certain percentage of such shares issued on conversion of preferred stock, pursuant to which they may require us to file a registration statement at our expense with respect to their shares of common stock. We are required to use commercially reasonable efforts to effect any such registration.

Piggyback registration rights.    If we propose to register any of our securities for our own account or the account of any other holder, the holders of up to 2,423,394 shares of common stock are entitled to notice of such registration and are entitled to include shares of their common stock in such registration.

S-3 registration rights.    The holders of up to 2,423,394 shares of common stock are entitled to demand registration rights pursuant to which they may require us to file a registration statement on Form S-3 with respect to their shares of common stock. We are required to use our reasonable commercial efforts to effect that registration.

We will pay all registration expenses, other than underwriting discounts and commissions, related to any demand, piggyback or S-3 registration. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Certain anti-takeover provisions of our certificate of incorporation and by-laws

Our certificate of incorporation and by-laws includes a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies.    In accordance with our certificate of incorporation, our board of directors is divided into three classes serving staggered three-year terms, with one class being elected each year. As a result, approximately one-third of the board of directors is elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

No written consent of stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders.    Our certificate of incorporation and by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

Amendment to certificate of incorporation and by-laws.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be adopted by a majority of our board of directors and must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•
before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, in some instances

•
at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder

Section 203 defines a business combination to include:

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any merger or consolidation involving the corporation and the interested stockholder

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol "VRTU."

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Material United States federal income and estate tax consequences for non-U.S. holders

The following is a summary of the material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder (as defined below). It is not intended to be a complete analysis of all the U.S. federal income or estate tax considerations that may be relevant to a non-U.S. holder. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, which may result in U.S. federal income and estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made or the conclusions reached in the following summary. There can be no assurance that the IRS will agree with such statements or conclusions or that any contrary position taken by the IRS would not be sustained by a court.

This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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banks, insurance companies or other financial institutions

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persons subject to the alternative minimum tax

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tax-exempt organizations

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an integral part or controlled entity of a foreign sovereign

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dealers in securities or currencies

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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regulated investment companies

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pension plans

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persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below)

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controlled foreign corporations or passive foreign investment companies

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certain former citizens or long-term residents of the United States

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persons that acquire our common stock as compensation for services

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persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction

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persons deemed to sell our common stock under the constructive sale provisions of the Code

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persons who hold our common stock other than as a capital asset (generally, an asset held for investment purposes)

In addition, this summary does not address the tax treatment of partnerships or other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes that hold our common stock. A partner in a partnership or other arrangement treated as partnerships for U.S. federal income tax purposes that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. holder defined

For purposes of this summary, the term "non-U.S. holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States

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an estate the income of which is subject to U.S. federal income taxation regardless of its source

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a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations

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an entity treated as a partnership for U.S. federal income tax purposes

An individual may be treated as a resident instead of a nonresident of the United States in any calendar year for U.S. federal income tax purposes if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Subject to the provisions of certain tax treaties between the United States and other nations, non-citizens of the United States treated as U.S. residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

Distributions

If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading "Gain on Disposition of Common Stock."

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. In the event that distributions that are subject to withholding are later determined to have exceeded our current and accumulated earnings and profits, or a non-U.S. holder otherwise has excess amounts withheld, the non-U.S. holder may obtain a refund or credit of such excess by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. To obtain this exemption, a non-U.S. holder must generally provide us with a properly executed IRS Form W-8ECI certifying such exemption. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" on the "dividend equivalent amount" (as defined in the Code) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Gain on disposition of common stock

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a disposition of our common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above) unless:

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the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax on the dividend equivalent amount at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

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the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition (which may be offset by certain U.S. source capital losses); or

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we are or were a "U.S. real property holding corporation" during a certain look-back period, unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than five percent of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a "U.S. real property holding corporation" if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we have not been and are not currently, and we do not anticipate becoming, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

Information reporting and backup withholding tax

The applicable withholding agent must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 28%) with respect to dividends on our common stock. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

FATCA

Certain provisions of the Code commonly referred to as FATCA, will generally impose a 30% withholding tax on any "withholdable payment" to a "foreign financial institution," unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or another applicable exception applies. FATCA will also impose a 30% withholding tax on any "withholdable payment" to a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity) or another applicable exception applies.

"Withholdable payments" will include U.S.-source payments otherwise subject to nonresident withholding tax (such as dividends on our common stock), and also after December 31, 2016, will include the gross proceeds from the sale of any equity or debt instruments of U.S. issuers (such as our common stock). The withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The IRS is authorized to provide rules for coordinating the FATCA withholding regime with the existing nonresident withholding tax rules.

Under recent IRS administrative guidance, this withholding will apply to dividends on common stock of U.S. issuers (such as our common stock) made on or after July 1, 2014, and to the payment of gross proceeds from the sale or other disposition of common stock of U.S. issuers (such as our common stock) made on or after January 1, 2017.

Federal estate tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding summary of material U.S. federal tax considerations is for general information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

Underwriting (conflicts of interest)

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as sole book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC
William Blair & Company, L.L.C.
Needham & Company, LLC
Janney Montgomery Scott LLC
Total	2,300,000

The underwriters are committed to purchase all the shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 345,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without option exercise	With full option exercise

Per share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $              , and will be paid by us. We have agreed to reimburse the underwriters for expenses relating to the qualification of this offering with the Financial Industry Regulatory Authority up to $30,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and certain other exceptions.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

Certain of our directors and executive officers have established trading plans pursuant to Rule 10b5-1 and may sell, pledge, transfer or otherwise dispose, directly or indirectly, shares of our common stock pursuant to such plans during the 90-day lock-up period. Should sales be made by such directors and executive officers pursuant to these trading plans, reports on Form 4 will be filed with the SEC, if required by law.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Select Market under the symbol "VRTU."

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option referred to above. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, as applicable, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For instance, an affiliate of

J.P. Morgan Securities LLC was the lender and administrative agent under our prior credit facility and an affiliate of J.P. Morgan Securities LLC is also the lender under the credit facility we entered into on December 31, 2013 to fund the acquisition of TradeTech. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. An affiliate of J.P. Morgan Securities LLC is one of our three largest customers, accounting for approximately 14% of our total revenues for the fiscal year ended March 31, 2013.

Conflicts of interest

We will use more than 5% of the net proceeds from the sale of the common stock to repay indebtedness under our new credit facility entered into on December 31, 2013 to fund the acquisition of TradeTech which will be owed by us to an affiliate of J.P. Morgan Securities LLC. See "Summary—Recent Developments" for additional information regarding the acquisition and new credit facility. J.P. Morgan Securities LLC is deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, the offering is being made in compliance with the requirements of Rule 5121. In accordance with Rule 5121, J.P. Morgan Securities LLC, who will receive more than 5% of the net proceeds from this offering, will not sell shares of our common stock to a discretionary account without receiving the written approval from the account holder.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or accompanying prospectus or taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or accompanying prospectus. The securities to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or accompanying prospectus, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement and accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus supplement and accompanying prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement and accompanying prospectus may be made to the public in that Relevant Member State at any time:

•
to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement and accompanying prospectus shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 et seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise, and no prospectus has been prepared in relation to the securities.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France, and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to "qualified investors" (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2 and D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person or reproduced (in whole or in part). Such "qualified investors" and the limited circle of investors referred to in Article L.411-2II2 are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and, in particular, those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and, in particular, those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere, other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Italy

The offering of the shares has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the shares may not be offered or sold, and copies of this offering document or any other document relating to the shares may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers' Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by

Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers' Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers' Regulation; provided, however, that any such offer or sale of the shares or distribution of copies of this offering document or any other document relating to the shares in Italy must (i) be made in accordance with all applicable Italian laws and regulations; (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the shares; and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law). Accordingly, no resident of Japan may participate in the offering of the shares, and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (the "SFA"), and, accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except:

(1)
to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2)
where no consideration is given for the transfer; or

(3)
by operation of law.

By accepting this document, the recipient hereof represents and warrants that he or she is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Spain

This offer of our shares has not been and will not be registered with the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores, or "CNMV"), and, therefore, none of our shares may be offered, sold or distributed in any manner, nor may any resale of the shares be carried out in Spain except in circumstances which do not constitute a public offer of securities in Spain or are exempted from the obligation to publish a prospectus, as set forth in Spanish Securities Market Act (Ley 24/1988, de 28 de julio, del Mercado de Valores) and Royal Decree 1310/2005, of 4 November, and other applicable regulations, as amended from time to time, or otherwise without complying with all legal and regulatory requirements in relation thereto. Neither the prospectus supplement or the accompanying prospectus, nor any offering or advertising materials relating to our shares have been or will be registered with the CNMV, and, therefore, they are not intended for the public offer of our shares in Spain.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland.

This document has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 et seq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates ("UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority ("DFSA"), a regulatory authority of the Dubai International Financial Centre ("DIFC"). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

United Kingdom

Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In connection with this offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to its clients nor for providing advice in relation to this offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Validity of securities

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the common stock offered by this prospectus supplement and the accompanying prospectus for us. Davis Polk & Wardwell LLP, New York, New York, is representing the underwriters in connection with this offering.

Experts

The consolidated financial statements and schedules of Virtusa Corporation as of March 31, 2013 and 2012, and for each of the years in the three-year period ended March 31, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The financial statements of ALaS Consulting LLC as of and for the year ended December 31, 2010 incorporated by reference into Virtusa Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2013 from its Current Report on Form 8-K/A filed on September 15, 2011 have been audited by PKF O'Connor Davies (formerly O'Connor Davies Munns and Dobbins), independent auditors, as stated in their report, which is incorporated herein by reference in reliance upon the report of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.virtusa.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus supplement is part of a registration statement that we filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

Incorporation of information filed with the SEC

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC allows us to "incorporate by reference" into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus supplement incorporates by reference the documents listed below (File No. 001-33625) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of this offering under this prospectus supplement:

•
Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our Annual Meeting of Stockholders filed on July 26, 2013;

•
Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013;

•
Current Reports on Form 8-K filed on May 1, 2013, May 28, 2013, June 14, 2013, September 9, 2013, November 4, 2013 (excluding items 2.02 and 7.01) and January 6, 2014 (excluding items 2.02 and 7.01); and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Virtusa Corporation
Attn: Secretary
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

Prospectus

$100,000,000
of
Common Stock
Offered by the Company

500,000 Shares
of
Common Stock
Offered by the Selling Stockholders

        This prospectus relates to common stock that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. In addition, selling stockholders to be named in a prospectus supplement may, from time to time in one or more offerings, offer and sell up to 500,000 shares of our common stock. In the prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. We will not receive any proceeds from the sale of our common stock by selling stockholders, but we may pay certain registration and offering fees and expenses.

        The prospectus provides a general description of the securities we or the selling stockholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell our securities from time to time, together or separately. If we or the selling stockholders use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VRTU." On October 18, 2012, the last reported sales price of our common stock was $17.35 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies), and the selling stockholders to be named in a prospectus supplement to this prospectus may sell up to an aggregate amount of 500,000 shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities offered by us or the selling stockholders. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus.

        Unless the context otherwise requires, all references to "we," "us," "our company" or "the company" in this prospectus refer collectively to Virtusa Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our estimates of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled "Risk Factors" in this prospectus and any accompanying prospectus supplement or free writing prospectus or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations, except as otherwise required by law.

        You should carefully read this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

 ABOUT VIRTUSA CORPORATION

        Virtusa Corporation is a global information technology services company. We use an offshore delivery model to provide a broad range of information technology, or IT, services, including IT consulting, technology implementation and application outsourcing. Using our enhanced global delivery model, innovative platforming approach and industry expertise, we provide cost-effective services that enable our clients to accelerate time-to-market, improve service and enhance productivity. Headquartered in Massachusetts, we have offices in the United States, the United Kingdom, the Netherlands, Germany and Singapore with global delivery centers in Hyderabad, Bangalore and Chennai, India, Colombo, Sri Lanka and Budapest, Hungary.

        Our enhanced global delivery model leverages a highly-efficient onsite-to-offshore service delivery mix and proprietary tools and processes to manage and accelerate delivery, foster innovation and promote continual improvement. Our global service delivery teams work seamlessly at our client locations and at our global delivery centers in India, Sri Lanka and Hungary to provide value-added services rapidly and cost-effectively. They do this by using our enhanced global delivery model, which we manage to a targeted 25% to 75% onsite-to-offshore service delivery mix, although such delivery mix may be impacted by several factors, including our new and existing client delivery requirements as well as the impact of any U.S. based acquisitions.

        We apply our innovative platforming approach across all of our services. We help our clients combine common business processes and rules, technology frameworks and data into reusable application platforms that can be leveraged across the enterprise to build, enhance and maintain existing and future applications. Our platforming approach enables our clients to continually improve their software platforms and applications in response to changing business needs and evolving technologies while also improving business agility and realizing long-term and ongoing cost savings.

        We enable our clients to use IT to accelerate business outcomes, including improving their time-to-market, increasing productivity and improving their end customers' experience. We are able to improve return on investment through our enhanced global delivery model. We also reduce the effort and costs required to maintain and develop IT applications by streamlining and consolidating our clients' applications on an ongoing basis. We believe that our solutions provide our clients with the consultative and high-value services associated with large consulting and systems integration firms, the cost-effectiveness associated with offshore IT outsourcing firms and the ongoing benefits of our innovative platforming approach.

Corporate Information

        We were originally incorporated in Massachusetts in November 1996 as Technology Providers, Inc. We reincorporated in Delaware as eRunway, Inc. in May 2000 and subsequently changed our name to Virtusa Corporation in April 2002. Our principal executive offices are located at 2000 West Park Drive, Westborough, Massachusetts 01581, and our telephone number at this location is (508) 389-7300. Our website address is www.virtusa.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to the securities we offer will contain a discussion of the risks applicable to an investment in our company and to the securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

        Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of the securities for general corporate purposes, including acquisitions and other business opportunities, capital expenditures and working capital. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

        We will not receive any of the proceeds from sales of securities by selling stockholders, if any, pursuant to this prospectus, although we may pay the expenses, other than any underwriting discounts and commissions, associated with the registration and sale of those securities.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of up to 500,000 shares of our common stock that were issued and outstanding, or that are issuable upon exercise of options to acquire common stock that were issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired (or, in the case of issued and outstanding options or restricted stock units, will acquire) the shares of our common stock included in this prospectus through (i) issuances by us of shares of our common stock in private placements during the years from 1996 through 2006, (ii) the exercise of stock options granted under our Amended and Restated 2000 Stock Option Plan during the years from 2001 through 2007 to the adoption of our 2007 Stock Option and Incentive Plan in May 2007, (iii) the exercise of stock options granted during the years from 2007 through 2012 under our 2007 Stock Option and Incentive Plan prior to the original date of filing of the registration statement of which this prospectus forms a part and (iv) the vesting of restricted stock awards granted during the years from 2008 through 2012 under our 2007 Stock Option and Incentive Plan prior to the original date of filing of the registration statement of which this prospectus forms a part.

        Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

        Each time that we sell shares of common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and state the manner and terms of the offering of the shares of common stock, including:

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  the offering terms, including the name or names of any underwriters, dealers or agents;

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  the offering price of the shares and the net proceeds to be received by us and/or the selling stockholders, if applicable, from the sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation; and

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  any discounts or concessions allowed or reallowed or paid to dealers.

        We or the selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved. If indicated in an applicable prospectus supplement, we or the selling stockholders may sell shares of common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Generally, the underwriters' obligations to purchase the shares will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. The selling stockholders and any underwriters, dealers and agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by a selling stockholder or any purchaser relating to the sale of shares under this prospectus shall be treated as an admission that any of them is an "underwriter" within the meaning of the Securities Act relating to the sale of any shares. We and the selling stockholders may agree to indemnify any agent, underwriter or other third party that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act, or to contribution with respect to payments which the agent, underwriter or other third party may be required to make in respect thereof.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the shares being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered shares in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered shares by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered shares to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        We may engage in at the market offerings in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of our common stock to a financial institution or other third party that, in turn, may sell or transfer the shares using this prospectus and an applicable prospectus supplement. We or any selling stockholder may enter into hedging transactions with respect to our shares of common stock. For example, we or such selling stockholder may:

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  enter into transactions involving short sales of shares by financial institutions or other third parties;

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  sell shares short and deliver the shares to close out short positions;

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  enter into option or other types of transactions that require us to deliver the shares to a financial institution or other third party, who may then resell or transfer the shares under this prospectus and an applicable prospectus supplement; or

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  loan or pledge the shares to a financial institution or other third party, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VRTU." Shares of our common stock issued and sold by us under this prospectus will be listed on the NASDAQ Global Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker-dealer will be in compliance with the guidelines of FINRA with respect to any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling stockholder, in the ordinary course of business for which they receive compensation.

        There can be no assurance that we or the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements (and financial statement schedule) of Virtusa Corporation as of March 31, 2012 and 2011, and for each of the years in the three-year period ended March 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website, which is located at www.virtusa.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

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  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed on May 25, 2012 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2012 Annual Meeting of Stockholders filed with the SEC on July 26, 2012);

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  Our Quarterly Report on Form 10-Q filed on July 31, 2012;

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  Our Current Reports on Form 8-K filed with the SEC on April 4, 2012, May 9, 2012, July 6, 2012, September 17, 2012, October 3, 2012 and October 9, 2012; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing date of the registration statement of which this prospectus is a part and prior to the date of effectiveness of the registration statement. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

        Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Virtusa Corporation
Attn: Secretary
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

        This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of our common stock offered by this prospectus. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

2,300,000 shares

Common stock

Prospectus supplement

J.P. Morgan

William Blair	Needham & Company	Janney Montgomery Scott

                  , 2014